Exhibit 10(t)
Second Amendment to
Master Accounts Receivable Purchase Agreement
     This Second Amendment to Master Accounts Receivable Purchase Agreement (herein, the “Amendment”) is entered into as of November 30, 2007, among LaSalle Bank National Association (the “Bank”), The Scotts Company LLC (the “Company”) and The Scotts Miracle-Gro Company (the “Parent”).
Preliminary Statements
     A. Reference is hereby made to that certain Master Accounts Receivable Purchase Agreement dated as of April 11, 2007 (as amended, the “Purchase Agreement”), among the Company, the Parent and the Bank.
     B. The Company has requested that the Bank amend the definition of “Agreement Amount” and certain other provisions set forth in the Purchase Agreement, and the Bank is willing to do so under the terms and conditions set forth in this Amendment.
     C. Capitalized terms used but not otherwise defined herein shall have the same meaning herein as in the Purchase Agreement.
     Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
Section 1. Amendment to Purchase Agreement.
     Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Purchase Agreement shall be and hereby is amended as follows:
     1.1. The defined term “Agreement Amount” appearing in Section 1 of the Purchase Agreement shall be amended and restated in its entirety to read as follows:
     “Agreement Amount” means the maximum aggregate Funded Amounts of all Purchased Receivables as set forth below during the relevant time periods, as such amount may be reduced from time to time pursuant to the terms of Section 4.3(d) hereof:

Period	Amount
12/1/07—1/8/08	$10,000,000

1/9/08—1/22/08	$20,000,000

1/23/08—2/5/08	$40,000,000

2/6/08—2/19/08	$95,000,000

2/20/08—3/4/08	$130,000,000

Period	Amount
3/5/08—3/18/08	$170,000,000

3/19/08—4/1/08	$250,000,000

4/2/08—4/10/08	$300,000,000
     1.2. Section 4.3(d) of the Purchase Agreement shall be amended by deleting the term “month(s)” appearing therein and replacing it with the term “period(s)”.
Section 2. Conditions Precedent.
     The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:
     2.1. The Company, the Parent and the Bank shall have executed and delivered this Amendment.
     2.2. The Bank shall have received copies (executed or certified, as may be appropriate) of all legal documents or proceedings taken in connection with the execution and delivery of this Amendment and the other documents referred to above to the extent the Bank or its counsel may reasonably request.
Section 3. Representations.
     In order to induce the Bank to execute and deliver this Amendment, the Company hereby represents to the Bank that as of the date hereof, the representations and warranties set forth in the Purchase Agreement are and shall be and remain true and correct and the Company is in compliance with the terms and conditions of the Purchase Agreement and no Termination Event or event which, with notice or lapse of time or both, would constitute a Termination Event thereunder exists or shall result after giving effect to this Amendment.
Section 4. Miscellaneous.
     4.1. Except as specifically amended herein, the Purchase Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Purchase Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to any of the foregoing, any reference in any of such items to the Purchase Agreement being sufficient to refer to the Purchase Agreement as amended hereby.
     4.2. The Company agrees to pay on demand all costs and expenses of or incurred by the Bank in connection with the negotiation, preparation, execution and delivery of this Amendment and the other instruments and documents to be executed and delivered in connection herewith, including the reasonable fees and expenses of counsel for the Bank.

     4.3. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of New York.
[Signature Page to Follow]

     This Second Amendment to Purchase Agreement is entered into as of the date and year first above written.

The Scotts Company LLC

By
		Name Title	/s/ Scott M. Haefke VP, Treasurer

The Scotts Miracle-Gro Company

By
		Name Title	/s/ David C. Evans CFO

Accepted and agreed to.

LaSalle Bank National Association

By
		Name	/s/ David L. Catherall

		Title	Senior Vice President

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